Exhibit 21.1

SUBSIDIARIES OF INDYMAC BANCORP, INC.

STATE OF INCORPORATION
SUBSIDIARY	OR ORGANIZATION	OWNERSHIP

IndyMac Bank, F.S.B.	Federally Chartered	Indirect
(dba: Loan Works)